SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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[_]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

CNS, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CNS, INC.
7615 Smetana Lane
Eden Prairie, Minnesota 55344
(952) 229-1500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AUGUST 30, 2005

To the Stockholders of CNS, Inc.:

        Notice is hereby given that the Annual Meeting of Stockholders of CNS, Inc. (the “Company”) will be held on Tuesday, August 30, 2005 at 11:00 a.m., local time, at the Company’s headquarters, 7615 Smetana Lane, Eden Prairie, Minnesota for the following purposes:

1.	To elect eight (8) directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected;
2.	To approve amendments to the Company’s 2000 Stock Option Plan as described in the attached proxy statement, including an amendment to increase the number of shares authorized for issuance by 1,200,000.
3.	To ratify and approve the appointment of KPMG LLP as independent auditors for the Company for the fiscal year ending March 31, 2006; and
4.	To act upon any other matters that may properly be presented at the meeting or any adjournment(s) or postponement(s) thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting.

        The Board of Directors has fixed the close of business on July 5, 2005 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and at any adjournment(s) or postponement(s) thereof.

By Order of the Board of Directors,

Daniel E. Cohen
Chairman of the Board

Dated: July 12, 2005

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE REPLY ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. THE PROXY IS SOLICITED BY MANAGEMENT AND MAY BE REVOKED OR WITHDRAWN BY YOU AT ANY TIME BEFORE IT IS EXERCISED.

CNS, INC.
7615 Smetana Lane
Eden Prairie, Minnesota 55344
(952) 229-1500

PROXY STATEMENT

Annual Meeting of Stockholders
To Be Held on August 30, 2005

GENERAL MATTERS

        This Proxy Statement is furnished in connection with the Annual Meeting of Stockholders of CNS, Inc. to be held on Tuesday, August 30, 2005 at 11:00 a.m., local time (the “Annual Meeting”), and at any adjournment(s) or postponement(s) thereof. The Company intends to mail this Proxy Statement and the accompanying proxy card on or about July 12, 2005.

Cost and Method of Solicitation

        This solicitation of proxies to be voted at the Annual Meeting is being made by the Board of Directors of the Company. The cost of this solicitation of proxies will be borne by the Company. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company’s common stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses. In addition, the Company has engaged The Proxy Advisory Group of Strategic Stock Surveillance, LLC, to provide advice and informational support regarding the proposals for this Annual Meeting and to assist in the solicitation of proxies, for a services fee and the reimbursement of customary disbursements that are not expected to exceed $14,500 in the aggregate.

Voting

        The total number of shares outstanding and entitled to vote at the Annual Meeting as of July 5, 2005 consisted of 14,074,106 shares of common stock. Each share of common stock is entitled to one vote. Only stockholders of record at the close of business on July 5, 2005 will be entitled to vote at the Annual Meeting.

        All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy as promptly as possible (or follow instructions to grant a proxy to vote by means of telephone or internet) in order to ensure your representation at the Annual Meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of shares of the Company’s common stock. Additionally, in order to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

        If you sign and return the proxy card on time, the individuals named on the proxy card will vote your shares as you have directed. If you just sign and submit your proxy card without voting instructions, your shares will be voted “FOR” each director nominee and “FOR” each other proposal.

Quorum and Voting Requirements

        A quorum, consisting of a majority of the shares of common stock entitled to vote at the Annual Meeting, must be present, in person or by proxy, before action may be taken at the Annual Meeting.

        Nominees for election as directors will be elected by a plurality of affirmative votes of holders of shares of common stock present at the Annual Meeting, either in person or by proxy, and entitled to vote on the election of directors. Each other proposal will be approved by the affirmative vote of the holders of a majority of shares of common stock present at the Annual Meeting, either in person or by proxy, and entitled to vote on that proposal.

        You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors. If you withhold authority to vote for the election of one of the directors, it has the same effect as a vote against that director. You may vote “FOR,” “AGAINST” or “ABSTAIN” on any other proposal. If you abstain from voting on any of the other proposals, it has the same effect as a vote against the proposal.

        If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a broker non-vote). Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that matter, but they are counted as present for the purpose of determining a quorum at the Annual Meeting.

Revoking a Proxy

        You may change your vote and revoke your proxy at any time before it is voted by:

•	Sending a written statement to that effect to the Secretary of the Company;

•	Submitting a properly signed proxy card with a later date; or

•	Voting in person at the Annual Meeting, after providing written notice to the Secretary of the Company of revocation of the proxy.

        All shares represented by valid, unrevoked proxies will be voted at the Annual Meeting and any adjournment(s) or postponement(s) thereof.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

        The following table sets forth, as of the close of business on July 5, 2005, the number and percentage of outstanding shares of common stock of the Company beneficially owned (i) by each person who is known to the Company to beneficially own more than five percent (5%) of the common stock of the Company, (ii) by each director and nominee of the Company, (iii) by each executive officer named in the Summary Compensation Table below (each, a “Named Executive Officer”), and (iv) by all directors and executive officers of the Company as a group. Unless otherwise indicated, the persons listed below may be reached at 7615 Smetana Lane, Eden Prairie, Minnesota 55344.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)(2)	Percent of Class

Royce & Associates, LLC(3) 1414 Avenue of the Americas New York, NY 10019	1,230,983	8.7%
Daniel E. Cohen(4)(5)	742,057	5.3%
Marti Morfitt(4)(6)	585,023	4.1%
Richard W. Perkins(4)(7)	166,039	1.2%
John J. Keppeler(6)	109,853	*
Patrick Delaney(4)(8)	64,333	*
Larry Muma(6)	61,100	*
H. Robert Hawthorne(4)	45,000	*
Samuel Reinkensmeyer(6)	33,380	*
Linda Kollofski(6)	33,000	*
Andrew J. Greenshields(4)(9)	10,000	*
Morris J. Siegel(4)	10,000	*
Karen T. Beckwith(4)	5,000	*
All directors, nominees and current executive officers as a group (14 persons) (10)	1,887,531	12.8%

*	Indicates ownership of less than 1%.
(1)	Except as otherwise noted, all shares beneficially owned by each stockholder were held of record, and each stockholder held sole voting power and sole investment power for all shares held.
(2)	Includes the following number of shares which could be purchased under stock options exercisable within sixty (60) days of July 5, 2005: Mr. Cohen, 50,000 shares; Ms. Morfitt, 345,000 shares; Mr. Perkins, 5,000 shares; Mr. Keppeler, 84,500 shares; Mr. Delaney, 35,000 shares; Mr. Muma, 61,100 shares; Mr. Hawthorne, 45,000 shares; Mr. Reinkensmeyer 22,333 shares; Ms. Kollofski, 29,000 shares; Mr. Greenshields, 0 shares; Mr. Siegel, 10,000 shares; Ms. Beckwith 5,000 shares; and all directors, nominees and current executive officers as a group, 711,533 shares.
(3)	This disclosure is based upon a Schedule 13G filed with the Securities and Exchange Commission on January 21, 2005 by the stockholder.
(4)	Serves as a director of the Company and has been nominated for election as a director at this Annual Meeting.
(5)	Includes 327,332 shares of common stock owned of record by Mr. Cohen’s spouse for which he has no voting or dispositive power. Mr. Cohen disclaims beneficial ownership of such shares.
(6)	Named Executive Officer.
(7)	Includes 147,039 shares held in a trust for which Mr. Perkins is the sole trustee, 10,000 shares held in the Perkins Capital Management Profit Sharing Plan and Trust, and 4,000 shares held by a corporation of which Mr. Perkins is sole stockholder. This total excludes 321,783 shares of common stock held for the accounts of clients of Perkins Capital Management, Inc., a registered investment advisor, of which Mr. Perkins is the controlling stockholder, a director and President. Perkins Capital Management has no voting power with respect to such shares and has sole dispositive power with respect to such shares. Mr. Perkins and Perkins Capital Management, Inc. disclaim beneficial ownership of such shares.
(8)	Includes 5,033 shares held by Mr. Delaney through his IRA.
(9)	Includes 10,000 shares of common stock held by Mr. Greenshields jointly with his spouse.
(10)	Includes 327,332 shares of common stock owned by spouses and 10,000 shares owned jointly with spouses.

ELECTION OF DIRECTORS
(Proposal #1)

        Eight directors will be elected at the Annual Meeting. The Governance Committee of the Board of Directors has nominated, and the Board of Directors ratified the nomination of, the eight persons named below. Each nominee has consented to being named as such. If elected, all directors will serve until the next Annual Meeting or until their respective successors have been elected and qualified. If for any reason any of the nominees becomes unavailable for election, the proxies solicited by the Board of Directors will be voted for such nominee as is selected by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees is not available or will not serve if elected.

        The nominees are listed below with their ages, their present positions with the Company, their present principal occupations or employment and their principal occupations or employment for at least the past five years and their term in office as a director.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

        Daniel E. Cohen, 53, has served as the Company’s Chairman of the Board since 1993 and has served as a director of the Company since its formation in 1982. Mr. Cohen also served as the Company’s Chief Executive Officer from 1989 to June 2001 and as Treasurer from 1982 to March 1999. Mr. Cohen, a founder of the Company, is a medical doctor and board-certified neurologist.

        Marti Morfitt, 47, has served as the Company’s President and Chief Executive Officer since June 2001 and its President and Chief Operating Officer from March 1998 to June 2001. Ms. Morfitt has served as a director of the Company since 1998. From September 1982 to February 1998, Ms. Morfitt served in a series of positions of increasing responsibility with The Pillsbury Company, a Minneapolis-based manufacturer and distributor of food products, most recently serving from May 1997 to February 1998 as Vice-President, Meals, and from February 1994 to May 1997 as Vice-President, Green Giant Brands. She also serves as a director of Graco, Inc., a Minneapolis-based manufacturer of fluid handling systems, and as a director of Intrawest Corporation, a Vancouver-based developer and operator of ski and golf resorts.

        Karen T. Beckwith, 45, has served as our director since October 1, 2003. Since January 2003, Ms. Beckwith has served as the President and Chief Executive Officer of Gelco Information Network, a leading provider of expense and trade management solutions. From 1999 to January 2003, Ms. Beckwith served in various executive positions of Gelco Information Network, most recently as its President and Chief Executive Officer of the Trade Management Group division. Prior to that, she held a number of finance positions at Ceridian Corporation from 1995 to 1999, including Senior Vice President of Finance and Business Development and Integration.

        Patrick Delaney, 62, has served as our director since 1983 and as our Secretary since 1995. A practicing attorney since 1967, Mr. Delaney retired as a partner in the Minneapolis-based law firm of Lindquist & Vennum P.L.L.P., counsel to the Company, in December 2002. Mr. Delaney is an author and serves on the board of a number of privately-held companies.

        Andrew J. Greenshields, 67, has served as our director since 1986. Mr. Greenshields has been President of Pathfinder Ventures, Inc., Minneapolis, Minnesota, since 1980. He is also a general partner of Pathfinder Venture Capital Fund III and a general partner of Spell Capital Partners, LP, both of which are Minneapolis-based financial limited partnerships. Mr. Greenshields is also a director of Aetrium, Inc., a manufacturer of semi-conductor handling equipment.

        H. Robert Hawthorne, 61, has served as our director since 1999. Mr. Hawthorne was Chief Executive Officer of Ocean Spray Cranberries, Inc., a Boston-based food and beverage company, from February 2000 to November 2002. From 1997 to 1999, Mr. Hawthorne served as a director, President and Chief Executive Officer of Select Comfort Corporation, a Minneapolis-based company that manufactures air beds and sleep related products. From 1986 to 1997, Mr. Hawthorne served in a series of positions of increasing responsibility with The Pillsbury Company, a Minneapolis-based manufacturer and distributor of food products, most recently serving from February 1992 to December 1997 as President of The Pillsbury Brands Group, a subsidiary of The Pillsbury Company.

        Richard W. Perkins, 74, has been our director since 1993. Mr. Perkins has been President, Chief Executive Officer and a director of Perkins Capital Management, Inc., a Minneapolis-based investment management company, since 1985. He is also a general partner of Spell Capital Partners, LP, a Minneapolis-based venture capital limited partnership. He is also a director of the following publicly-held companies: Synovis Life Technologies, Inc., a manufacturer of medical products; PW Eagle, Inc., a manufacturer of plastic pipe; Lifecore Biomedical, Inc., a medical device company; Nortech Systems, Inc., a contract manufacturer for the electronics industry; Vital Images, Inc., a medical diagnostic software company; Teledigital, Inc., a provider of software to the cellular phone industry; and Two Way TV (U.S.), Inc., a provider of software to the television game industry. Mr. Perkins is also a director of several private companies.

        Morris J. Siegel, 56, has served as our director since April 18, 2003. Mr. Siegel is the founder and retired chairman of Celestial Seasonings, Inc., a manufacturer and marketer of specialty herb teas. In 2000, Celestial Seasonings merged with The Hain Food Group, a natural, specialty, organic and snack food company. Mr. Siegel then served as vice chairman of the merged company, The Hain Celestial Group, Inc., and was Chief Executive Officer of Celestial Seasonings until September 2002. In 1987, Mr. Siegel founded Earth Wise, Inc., a marketer of environmentally friendly cleaning products and recycled trash bags. Mr. Siegel currently serves as a director of Whole Foods Market, Inc., a North American natural foods grocer. Mr. Siegel is also a director of Annie’s HomeGrown Foods, Inc., which manufactures, markets and sells premium all natural and organic foods, and is a subsidiary of Solera Capital LLC; a director of Camelbak Corp., an outdoor sporting goods company; and Avid Health Corp., a manufacturer of vitamins.

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES.

CORPORATE GOVERNANCE

Board Attendance at Meetings

        The Board of Directors met five times during the fiscal year ended March 31, 2005. Each director attended at least 75% of the meetings of the Board and meetings of the Committee(s) on which he or she served during the fiscal year 2005.

        The Company does not have a formal policy on attendance at meetings of the Company’s stockholders. However, the Company encourages all Board members to attend all meetings, including the Annual Meeting of Stockholders. Six directors who were nominated for election at the 2004 Annual Meeting of Stockholders attended the 2004 Annual Meeting of Stockholders.

Board Independence

        The Board undertook a review of director independence in March 2005. As part of that process, the Board reviewed all transactions and relationships between each director (or any member of his or her immediate family) and the Company, the Company’s executive officers and the Company’s auditors, and other matters bearing on the independence of directors. As a result of this review, the Board affirmatively determined that all of the Directors, except Ms. Morfitt and Mr. Cohen, are independent according to the “independence” definition of the Nasdaq Marketplace Rules.

Committees

        The Company has an Audit Committee, a Compensation Committee, a Governance Committee and an Investment Committee, all established by the Board of Directors. The composition and functions of each of those Committees is set forth below:

        Audit Committee.    The Audit Committee of the Board of Directors, which is currently comprised of Messrs. Perkins (Chairman), Greenshields, Siegel and Ms. Beckwith, met five times during fiscal year 2005. The Audit Committee reviews and evaluates significant matters relating to the audit and internal controls of the Company, reviews and approves management’s processes to ensure compliance with laws and regulations, reviews the scope and results of audits by and the recommendations of the Company’s independent auditors, and approves the retention of, services provided by, and compensation of the auditors. The Audit Committee also reviews the Company’s annual audited financial statements, quarterly financial statements and filings with the Securities and Exchange Commission. The Audit Committee also approves all audit and non-audit services performed by the independent auditors.

        Each member of the Audit Committee is “independent” as defined by the rules of The Nasdaq Stock Market and the Securities and Exchange Commission. Further, the Company’s Board of Directors has reviewed the education, experience and other qualifications of each of the members of its Audit Committee. After review, the Board of Directors has determined that Messrs. Perkins, Greenshields and Siegel and Ms. Beckwith meet the Securities and Exchange Commission definition of an “audit committee financial expert.” The Audit Committee acts under a written charter, adopted by the Board of Directors, a copy of which available in the “Investor Info” section of our website at http://www.cns.com. A report of the Audit Committee is set forth below.

        Compensation Committee.    The Compensation Committee of the Board of Directors, which is currently comprised of Messrs. Greenshields (Chairman), Hawthorne and Ms. Beckwith, met two times during fiscal year 2005. Among other duties, the Compensation Committee makes recommendations to the Board of Directors regarding the employment practices and the policies of the Company, including succession planning, and approves of the compensation paid to the Chief Executive Officer and other executive officers of the Company. The Compensation Committee also has the authority to make awards under and adopt and alter administrative rules and practices governing the Company’s Stock Option Plans and Stock Purchase Plan (“Plans”) and interpret the terms and provisions of the Plans and any award issued under those Plans. The Compensation Committee annually reviews and approves performance objectives for the Chief Executive Officer and evaluates the Chief Executive Officer in light of those objectives.

        Governance Committee.   The Governance Committee, which is currently comprised of Messrs. Hawthorne (Chairman), Delaney and Siegel, met three times during fiscal year 2005. The responsibilities of the Governance Committee include identifying and evaluating qualified candidates to be presented to our board for nomination as directors, ensuring that the Company’s board and the Company’s governance policies are appropriately structured, developing and recommending a set of corporate governance principles and Board evaluations. The Governance Committee also administers a code of ethics for the Company’s executive officers, currently embodied in the Company’s Code of Ethics and Business Conduct. The charter of the Governance Committee requires that this Committee consist of no fewer than two board members who satisfy the “independence” requirements of the Nasdaq Stock Market. Each member of our Governance Committee meets these requirements. A copy of the current charter of the Governance Committee is available in the “Investor Info” section of our website at http://www.cns.com.

        Investment Committee.    The Investment Committee, which is currently comprised of Messrs. Perkins (Chairman) and Cohen and Ms. Morfitt, met two times during fiscal year 2005. The responsibilities of the Investment Committee include establishing an investment policy for, and monitoring investment transactions and performance with respect to, the Company’s cash and marketable securities. The Investment Committee also monitors the Company’s Employees’ 401(k) Plan and Trust, its performance and the performance of its professionals.

Director Nominations

        Criteria for Nomination to the Board.    The Governance Committee is responsible for identifying qualified candidates to be presented to the Board for nomination as directors. It considers the appropriate balance of experience, skills and characteristics required of the Board of Directors, and seeks to insure that at least a majority of the directors are independent under the rules of the Nasdaq Stock Market, and that members of the Company’s Audit Committee meet the financial literacy requirements under the rules of the Nasdaq Stock Market and at least one of them qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission. The Governance Committee does not set specific minimum qualifications that nominees must meet, but rather believes nominees should be evaluated based on their ability to make a significant contribution to the governance of the Company by virtue of their experience, background, current position with other organizations and/or expertise in a particular business discipline, taking into account the needs of the Company and the composition of the Board of Directors. The Governance Committee will consider persons recommended by the stockholders using the same standards as other nominees.

        Process for Identifying and Evaluating Nominees.    The process for identifying and evaluating nominees to the Board of Directors is initiated by identifying a slate of candidates who meet the criteria for selection as a nominee and have the specific qualities or skills being sought based on input from members of the Board and, if the Governance Committee deems appropriate, a third-party search firm. These candidates are evaluated by the Governance Committee by reviewing the candidates’ biographical information and qualifications and checking the candidates’ references, and qualified nominees are interviewed by at least one member of the Governance Committee. Serious candidates meet with all members of the Board, and using the input from such interviews and the information obtained by the Governance Committee, the committee evaluates which of the prospective candidates is qualified to serve as a director and whether the committee should recommend to the Board that the Board nominate, or elect to fill a vacancy, with these final prospective candidates. Candidates recommended by the Governance Committee are presented to the Board as nominees to be presented for the approval of the stockholders or for election to fill a vacancy.

        Board Nominees for the 2005 Annual Meeting.    The Governance Committee selected the nominees for this 2005 Annual Meeting in March 2005. All nominees for election at the 2005 Annual Meeting were elected by stockholders at the Company’s 2004 Annual Meeting. The Company may, from time to time, engage a third-party search firm to assist the Company in identifying potential director candidates for which it may pay a fee.

        Stockholder Proposals for Nominees.   The Governance Committee will consider written proposals from stockholders for nominees for director. Any such nominations should be submitted to the

Governance Committee c/o the Secretary of the Company and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the name(s) and address(es) of the stockholder(s) making the nomination; (c) a representation that the stockholder is a holder of record of the Company’s common stock and intends to appear, in person or by proxy, at the meeting to nominate the persons specified in the notice; (d) a description of all arrangements or understandings between the stockholder and each nominee and any other person, naming such persons, pursuant to which the nomination is to be made by the stockholder; (e) appropriate biographical information and a statement as to the qualification of the nominee, and should be submitted in the time frame described in the Bylaws of the Company and under the caption, “Stockholder Proposals” below.

Director Compensation

        Directors who served during fiscal year 2005 and were not otherwise directly or indirectly compensated by the Company were each paid directors’ fees in the form of an annual retainer of $10,000 and meeting fees. In addition, the chair of each committee of the Board of Directors receives an additional retainer of $2,000 per year. For fiscal year 2005, the annual retainer paid to each of Messrs. Delaney, Siegel and Ms. Beckwith was $10,000 and the annual retainer paid to each of Messrs. Perkins, Greenshields and Hawthorne, each of whom is a chair of committees of the Board of Directors, was $12,000. In addition, non-employee directors received $1,000 for each Board meeting they attended and were compensated for attending committee meetings at a rate of $750 per meeting.

        From time to time, the Company grants directors options to purchase its common stock in recognition of their service, with the grant and the number of shares underlying the option in the discretion of the Compensation Committee of the Board of Directors. However, no options were granted to members of the Board of Directors during fiscal year 2005.

        In determining the appropriate levels of cash and equity based compensation for the Company’s directors, the Compensation Committee takes into account a variety of factors, including the Company’s performance, the compensation practices of other companies, surveys on director compensation and reports of an outside consultant engaged to assist the Compensation Committee in the preparation and analysis of director compensation data.

Communications with Directors

        Stockholders may communicate with the chair of any committee of the Board of Directors by sending an e-mail to chair.director@cns.com or by writing to the chair of the committee c/o the Corporate Secretary, at the address set forth on the front page of this Proxy Statement. In addition, you can contact any of the Company’s directors or the Board as a group by writing to them c/o the Corporate Secretary at the same address. All communications will be received and processed by the Corporate Secretary. You will receive a written acknowledgement from the Corporate Secretary upon receipt of your communication.

CODE OF ETHICS

        The Company has adopted a code of ethics that applies to all officers and employees, including its principal executive officer, principal financial officer and controller. This code of ethics is included in the Company’s Code of Ethics and Business Conduct. The Code of Ethics and the Business Conduct is publicly available in the “Investor Info” section of our website at http://www.cns.com. To the extent permitted, the Company intends to disclose any amendments to, or waivers from, the code of ethics applicable to the Company’s chairman, chief executive officer and senior financial officers or with respect to the required elements of the code of ethics on our website at http://www.cns.com, under the “Investor Info” section.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

        The following table shows, for the fiscal years ending March 31, 2005, March 31, 2004 and March 31, 2003, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to Marti Morfitt, the Company’s Chief Executive Officer, and each of the other four most highly compensated executive officers of the Company as determined in accordance with the Securities and Exchange Commission rules (together with Ms. Morfitt, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long-Term Compensation

Name and Principal Position	Period Ending			Securities Underlying Options (#)	All Other Compensation($) (1)

		Salary ($)	Bonus ($)

Marti Morfitt President and Chief Executive Officer	2005	$440,000	$362,578	65,000	$6,169	(2)
	2004	425,000	301,300	70,000	6,135	(2)
	2003	400,000	214,856	75,000	6,135	(2)
Samuel Reinkensmeyer(3) Chief Financial Officer	2005	193,325	97,256	13,500	5,524	(4)
	2004	88,545	65,000	53,500	2,521	(5)
	2003	—	—	—	—
John J. Keppeler Vice President of Worldwide Sales	2005	218,940	109,337	13,500	6,112	(6)
	2004	213,600	97,313	15,000	6,090	(6)
	2003	206,388	76,105	—	6,090	(6)
Larry Muma Vice President of Operations	2005	209,770	112,240	13,500	259
	2004	202,667	88,498	15,000	207
	2003	195,814	76,405	—	207
Linda Kollofski Vice President of Marketing	2005	190,000	99,204	13,500	259
	2004	177,200	33,867	13,500	207
	2003	74,936	—	50,000	35

(1)	Unless otherwise noted, represents Company payments in respect of life insurance premiums paid on behalf of the executive officer.
(2)	Represents Company payments of $6,000 in respect of a car allowance and the remainder in respect of life insurance premiums paid on behalf of Ms. Morfitt.
(3)	Mr. Reinkensmeyer began serving as the Company’s Chief Financial Officer effective October 14, 2003.
(4)	Represents $5,400 in respect of a car allowance and the remainder in respect of life insurance premiums paid on behalf of Mr. Reinkensmeyer.
(5)	Represents $2,498 in respect of a car allowance and the remainder in respect of life insurance premiums paid on behalf of Mr. Reinkensmeyer.
(6)	Represents Company payments of $6,000 in respect of a car allowance and the remainder in respect of life insurance premiums paid on behalf of Mr. Keppeler.

Stock Options

        The following table contains information concerning grants of stock options to the Named Executive Officers during the fiscal year ending March 31, 2005:

OPTION GRANTS IN FISCAL YEAR 2005

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term(1)
Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in 2005	Exercise or Base Price ($/Sh)	Expiration Date

					5%	10%

Marti Morfitt	65,000	26.73%	10.06	6/18/2014	$411,234	$1,042,148
Samuel Reinkensmeyer	13,500	5.55%	10.06	6/18/2014	85,410	216,446
John J. Keppeler	13,500	5.55%	10.06	6/18/2014	85,410	216,446
Larry Muma	13,500	5.55%	10.06	6/18/2014	85,410	216,446
Linda Kollofski	13,500	5.55%	10.06	6/18/2014	85,410	216,446

(1)	Potential realizable values shown above represent potential gains based upon annual compound price appreciation of 5% and 10% from the date of grant through the full option term. The actual value realized, if any, on stock option exercises will depend upon overall market conditions and the future performance of the Company and its common stock. There is no assurance that the actual value realized will approximate the amounts reflected in this table.

Option Exercises and Holdings

        The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the fiscal year ending March 31, 2005 and unexercised options held as of March 31, 2005:

AGGREGATED OPTION EXERCISES IN FISCAL 2005 AND
FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at March 31, 2005		Value of Unexercised In-the-Money Options at March 31, 2005(1)

			Exercisable	Unexercisable	Exercisable	Unexercisable

Marti Morfitt	60,000	$417,450	388,333	136,667	$4,800,781	$1,076,919
Samuel Reinkensmeyer	—	—	17,833	49,167	114,666	333,829
John J. Keppeler	21,600	275,788	82,000	23,500	1,075,800	168,790
Larry Muma	10,000	131,120	56,600	33,500	731,150	311,160
Linda Kollofski	—	—	24,500	52,500	276,335	533,460

(1)	Based on the closing sale price of $17.80 per share of common stock on March 31, 2005.

Information Regarding Equity Compensation Plans

        The following table sets forth information regarding the Company’s equity compensation plans in effect as of March 31, 2005. Each of the Company’s equity compensation plans is an “employee benefit plan” as defined by Rule 405 of Regulation C of the Securities Act of 1933.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Plan Category	Number of shares of common stock to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares of common stock remaining available for future issuance under equity compensation plans

Equity compensation plans approved by stockholders:	1,476,668	$6.91	265,145
Equity compensation plans not approved by stockholders:	-0-	-0-	-0-

Totals	1,476,668	$6.91	265,145

        As of July 5, 2005, there were 1,531,692 shares subject to issuance upon exercise of outstanding options or awards under all of the Company’s equity compensation plans referred to in the table below, at a weighted average exercise price of $8.27, and with a weighted average remaining life of 6.7 years. As of July 5, 2005, there were 66,461 shares available for future issuance under those plans.

        The equity compensation plans approved by the Company’s stockholders are the 2000 Stock Option Plan, the 1994 Stock Plan, the 1990 Stock Plan and the 1987 Employee Incentive Stock Option Plan. No shares remain available for future awards under the 1994, 1990 or 1987 Plans.

        The Company also maintains a 1989 Employee Stock Purchase Plan, participation in which is available to substantially all of the Company’s employees. Participating employees may purchase the Company’s common stock at the end of each participation period at a purchase price equal to 85% of the lower of the fair market value of the stock at the beginning or end of the participation period. The six-month participation period runs from January 1 to June 30 and from July 1 to December 31 each year. Employees may contribute up to 10% of their base compensation to the plan subject to certain IRS limits on stock purchases through the plan. The 1989 Employee Stock Purchase Plan has been approved by our stockholders.

Report on Executive Compensation

        This is a report of the Compensation Committee of the Board of Directors of the Company, which is comprised of Mr. Greenshields (Chair), Mr. Hawthorne, and Ms. Beckwith, each of whom is a non-employee director and an independent director under the Nasdaq Marketplace Rules and the rules of the Securities and Exchange Commission.

        Among its other duties, the Compensation Committee reviews and determines the salaries, compensation and benefits of the Company’s executive officers and senior management.

        Compensation Philosophy

        The Company’s philosophy for compensation of executive officers is intended to:

•	provide competitive levels of compensation that are consistent with the Company’s annual and long-term performance goals;

•	recognize individual initiative and achievements;

•	enhance the financial performance of the Company, and thus stockholder value, by significantly aligning the financial interests of the Company’s executives with those of its stockholders; and

•	assist the Company in attracting and retaining talented executives.

        To accomplish these objectives, the Company’s executive compensation program consists of annual base salaries, cash bonuses and long-term incentive compensation, traditionally through grants of stock options.

        In determining the appropriate mix among these three compensation elements and appropriate levels of compensation for each element, the Compensation Committee takes into account internally set performance goals, the Company’s performance as compared to the performance of other publicly-held, consumer product companies, the compensation practices of other companies, surveys, reports and other market data against which it measures the competitiveness of the Company’s compensation program. In selecting companies for comparison purposes, the Compensation Committee reviews information of publicly-held consumer product companies of similar size to CNS and those companies generating up to $500 million in revenue. In choosing companies with greater revenue than CNS, the Compensation Committee believes that the Company benefits from attracting and retaining executives with experience at larger companies. The Compensation Committee also has utilized the services of an outside consultant to assist it in the preparation and analysis of compensation data.

        The base salary, cash bonus and long-term incentive compensation of the Company’s executive officers is described in more detail below.

        Base Salary

        The Compensation Committee reviews the base salaries of executive officers annually. In determining executive officers’ annual base salary, the Compensation Committee considers the overall performance of the Company, levels of responsibility, job complexity, the relationship of the position to the Company’s long-term strategic goals, internal equity, the individual’s skills, experience and background, surveys analyzing executive compensation for the comparative group of companies and with respect to executive officers other than the Chief Executive Officer, the recommendations of the Chief Executive Officer. As it has in the past, the Compensation Committee engaged an outside executive compensation consulting firm for fiscal year 2005 to provide it with data regarding the competitiveness of the salaries of the Company’s executive officers and comparative information regarding the salaries of executives in similar positions at companies within the comparative group.

        While there are no pre-established weightings given to these factors, particular importance is placed on attracting and retaining quality individuals in order to establish and secure an effective executive team for the Company. At its meeting in April 2004, the Compensation Committee approved increases to the base salaries of the Company’s executive officers (other than the Chairman) for fiscal year 2005. The increases were based on market-related and internal equity adjustments, as well as each individual’s performance. The base salary of an executive officer is generally targeted at the median for a similar position in the comparative group of companies. The base salary of Daniel E. Cohen, the Company’s Chairman, is set by an employment agreement that continues through June 30, 2006. See the section of this Proxy Statement entitled “Employment Agreements” for a description of the Company’s employment agreement with Mr. Cohen.

        Cash Bonuses

        Each year the Compensation Committee adopts an incentive plan that establishes specific performance measures upon which cash bonuses to executive officers will be based. The Compensation Committee adopted the 2005 Incentive Plan at its meeting in April 2004.

        Under the 2005 Incentive Plan, the executive officers were eligible for cash bonuses based upon the Company’s achievement of (a) operating income goals and (b) net sales goals and achievement of certain strategic objectives, with performance in these areas weighted 70% and 30%, respectively. The Company’s achievement against the minimum, target and maximum levels of net sales and operating income determines the level of bonus. Depending on the Company’s performance as compared to the performance levels established by the 2005 Incentive Plan, the executive officers (other than the Chief Executive Officer) were eligible for bonuses ranging from 0% to 60% of their base salaries. Under the 2005 Incentive Plan, the Chief Executive Officer of the Company was eligible for a cash bonus ranging from 0% to 100% of her base salary.

        For fiscal year 2005, the Company’s performance exceeded the target level with respect to net sales and exceeded the maximum level with respect to operating income. After adjusting for the weighting among the 2005 Incentive Plan goals, the Company’s achievement against the established goals resulted in bonuses to executive officers (other than the Chief Executive Officer) of 54.78% of their base salaries.

        In addition to cash bonuses under the incentive plan, the Compensation Committee also grants discretionary cash bonuses from time to time to executive officers in recognition of outstanding achievement. Every employee through the vice president level is eligible for an award under the discretionary plan. In fiscal year 2005, the Committee granted a discretionary bonus to Mr. Muma in the amount of $8,500 in recognition of his achievement during the 2005 fiscal year.

        Long-Term Incentive Compensation

        The Compensation Committee promotes the long-term incentive component of its executive compensation program through the grant of equity compensation awards, historically through the grant of stock options.

        The Compensation Committee believes that equity compensation is a particularly important tool to attract experienced and talented executives and to encourage their long-term commitment and performance. The Compensation Committee believes that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management’s and stockholder’s interests in enhancing stockholder value.

        Stock options are generally granted to executive officers at the time they are first elected. Additionally, the Compensation Committee generally approves annual stock option grants in recognition of performance of executive officers for the prior fiscal year.

        In April 2005, the Compensation Committee granted each of the executive officers a stock option under the Company’s Stock Option Plan in recognition of their performance in fiscal year 2005. The value of the annual equity grants made to executive officers for 2005 were targeted to be at the median of grants to comparable positions within the comparative group of companies. The Compensation Committee also takes into account the value and number of shares underlying previous stock option grants. The grants were intended to focus the recipient on the Company’s future performance, and in recognition of this, each option vests in three equal installments over a period of three years with the first portion of the option vesting on the first anniversary of the date of grant. All stock options granted with respect to fiscal year 2005 had an exercise price equal to the market value of the Company’s common stock on the date of grant and a ten-year term. The Compensation Committee granted stock options to purchase 198,684 shares of the Company’s common stock with respect to fiscal year 2005 performance. Of these fiscal year 2005 option grants, options to purchase 150,600 shares were awarded to individuals who were executive officers on the grant date. The Compensation Committee granted stock options to purchase 175,988 shares of the Company’s common stock with respect to fiscal year 2004 performance. Of these fiscal year 2004 options, options to purchase 129,800 shares were awarded to individuals who were executive officers on the date of grant. The Compensation Committee believes that this is consistent with the Company’s philosophy of providing equity compensation incentives to those personnel most responsible for the Company’s performance.

        Chief Executive Officer Compensation

        Ms. Marti Morfitt has served as the Company’s Chief Executive Officer since June 2001. Prior to her appointment as our Chief Executive Officer, Ms. Morfitt served as our President and Chief Operating Officer from March of 1998 until June of 2001.

        For fiscal year 2005, the Compensation Committee has determined Ms. Morfitt’s base salary, cash bonus and long-term incentive grant using the same philosophies and quantitative and qualitative criteria applicable to all executive officers. Additionally, the Compensation Committee also considered additional qualitative factors relating to the performance of the Company’s business, such as Ms. Morfitt’s ability to manage the Company in an increasingly competitive industry, her overall leadership, her development of the Company’s Breathe Right® brand, penetration in both domestic and international markets and the development of the Fiber Choice® chewable fiber tablet.

        Ms. Morfitt received an annual base salary of $440,000 for fiscal year 2005. Additionally, under the 2005 Incentive Plan, Ms. Morfitt was awarded a cash bonus of $401,742, representing 91.31% of her base salary for fiscal year 2005. In June 2004, the Compensation Committee granted Ms. Morfitt an option to purchase 65,000 shares of the Company’s common stock in recognition of her performance during fiscal year 2004. In April 2005, the Compensation Committee approved a grant of an option to purchase 75,000 shares of common stock in recognition of her performance during the 2005 fiscal year. In April 2005, the Compensation Committee also set Ms. Morfitt’s base salary at $460,000 for fiscal year 2006.

Ms. Morfitt’s compensation for the fiscal years ending March 31, 2005, March 31, 2004 and March 31, 2003 is shown in the Summary Compensation Table above.

        The Compensation Committee is committed to continually reviewing the Company’s compensation philosophy and programs to ensure they meet the Company’s objectives of providing compensation that attracts and retains superior executive talent, as well as encourages the Company’s executive officers to achieve the business goals of CNS.

        Future Planning

        During fiscal year 2005, the Compensation Committee continued its review and evaluation of the new rules and regulations relating to expensing of stock options, closely monitored equity compensation practices of public companies and, especially of the comparative group of companies, reviewed trends in compensation best practices and evaluated the benefits of stock option grants and the extent to which these grants furthered the philosophy of the Compensation Committee. The Compensation Committee intends to review and update the comparative group of companies on an annual basis to ensure that the selected group allows for meaningful comparison. The Compensation Committee also intends to review the mix of components of compensation for the Company’s executive officers, using input from outside compensation consultants, to ensure the compensation philosophies achieve the goals of the Compensation Committee and are properly aligned with the best interests of stockholders.

        In light of the recent accounting pronouncements regarding the treatment of stock options, the Compensation Committee reviewed the benefits of stock options and the benefits of other types of equity compensation awards, such as restricted stock, deferred stock and stock appreciation rights. In this regard, the Compensation Committee reviewed the Company’s 2000 Stock Option Plan to determine whether the number of shares available under that plan and types of awards available under that plan are consistent with the Company’s compensation philosophy and in the best interests of the Company. The Compensation Committee considered, among other things, the number of shares currently available under the 2000 Stock Option Plan, the rate of utilization of shares available under that plan and the interests of stockholders, particularly with respect to dilution of ownership interest. After its review, the Compensation Committee recommended to the Company’s Board that the 2000 Stock Option Plan be amended to increase the number of shares available for awards.

SUBMITTED BY THE COMPENSATION COMMITTEE
OF THE COMPANY’S BOARD OF DIRECTORS:

Andrew J. Greenshields, Chairman
H. Robert Hawthorne
Karen Beckwith

Report of the Audit Committee

        This is a report of the Audit Committee of the Board of Directors of the Company for the year ended March 31, 2005.

        The Audit Committee of the Board of Directors is currently comprised of Messrs. Perkins (Chairman), Greenshields, Siegel and Ms. Beckwith. In accordance with its Charter, the Audit Committee reviewed and discussed the audited consolidated financial statements with management and KPMG LLP, the Company’s independent registered public accounting firm, with and without management present. The discussions with KPMG LLP also included the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        KPMG LLP provided to the Audit Committee the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). This information was discussed with KPMG LLP.

        Based on the discussions with management and KPMG LLP, the Audit Committee’s review of the representations of management and the report of KPMG LLP, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2005, filed with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE
OF THE COMPANY’S BOARD OF DIRECTORS:

Richard W. Perkins, Chair
Karen Beckwith
Andrew J. Greenshields
Morris J. Siegel

Stock Performance

        The graph below sets forth a comparison of the cumulative stockholder return of the Company’s common stock over the last five fiscal years with the cumulative total return over the same periods for the Nasdaq Market Index and the Surgical, Medical and Dental Instruments and Supplies Index (the “Medical Instruments Index”) (SIC Code 384, which includes 245 companies). The graph below compares with the two indicated indexes the cumulative total return of the Company’s common stock assuming a $100 investment on December 31, 2000 and assuming reinvestment of all dividends paid over the fiscal years ending December 31, 2000, December 31, 2001, for a transition period from December 31, 2001 to March 31, 2002 (“TP 2002”) and for the fiscal years ending March 31, 2003, March 31, 2004 and March 31, 2005. The transition period results from the Company’s change in its fiscal year from a December 31 to a March 31 year-end. The Company paid dividends of $0.04 on each of October 16, 2003, December 5, 2003 and March 5, 2004. The Company paid dividends of $0.05 on June 4, 2004, September 3, 2004, December 3, 2004 and March 5, 2005. This graph shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG CNS, INC.,
SIC CODE INDEX AND NASDAQ MARKET INDEX

	December 31			March 31,
	2000	2001	TP2002*	2003	2004	2005

CNS, Inc.	$100.00	$152.96	$194.22	$190.57	$301.64	$513.25

SIC Code Index	100.00	103.99	102.06	92.99	135.60	138.97

Nasdaq Market Index	100.00	79.71	75.56	55.42	82.72	83.08

*	Denotes transition period from December 31, 2001 to March 31, 2002

Employment Agreements

        Employment Agreement with Ms. Morfitt

        As of July 20, 2004 the Company entered into a new employment agreement with Ms. Morfitt pursuant to which she will serve as the Company’s President and Chief Executive Officer at an annual base salary of $440,000. Ms. Morfitt is eligible to receive the other benefits available to the Company’s employees and executive officers, including a cash bonus under the incentive plan annually adopted by the Board and described above under “Report on Executive Compensation: Cash Bonuses.” However, for the purposes of the employment agreement provisions regarding termination or Change In Control (as defined in the employment agreement), the target bonus is the cash incentive compensation plan amount, waiving any condition precedent to the payment to Ms. Morfitt and assuming that the performance goals for the period were achieved at the 100% level.

        Either party may terminate the employment agreement by providing notice to the other. However, if the Company terminates Ms. Morfitt’s employment without Good Cause (as defined in the employment agreement), the Company must pay Ms. Morfitt her annual base salary at regular payroll intervals for a period of 24 months following the termination. The Company will pay the employer’s portion of the premium costs for any group health, dental, and life insurance benefits during such period and for certain out-placement assistance for Ms. Morfitt for a period of six months. These payments are in addition to payments to Ms. Morfitt of her then-current base salary through the date of the termination notice, any unpaid target bonus pro rated for the number of days Ms. Morfitt was employed during the bonus period and accrued unused paid time off.

        The employment agreement will automatically expire at the end of a 24-month period following a Change In Control. If a Change In Control occurs and the parties do not enter into a new employment agreement within this 24 month period, the Company must continue to pay Ms. Morfitt her annual base salary at regular payroll intervals for 24 months after the initial 24 month period following a Change In Control and must pay the employer’s portion of the premium costs for any group health, dental, and life insurance benefits during such period, or such shorter continuation period required by law.

        If, within 24 months following a Change In Control, Ms. Morfitt’s employment is terminated by the Company (or its successor) without Good Cause or as a result of Ms. Morfitt’s disability (as determined by the Company) or is terminated by Ms. Morfitt for Good Reason (as defined in the employment agreement), the Company must pay Ms. Morfitt a severance payment, payable in cash in a single sum within 60 days of the date of termination, equal to 300% of the sum of the base salary and the target bonus in effect as of the date of termination. The severance payment is in addition to payment of her then-current base salary through the date the termination notice and any target bonus pro-rated for the number of days Ms. Morfitt was employed during the bonus period. If termination of Ms. Morfitt’s employment results from her disability, the severance payment will not limit her right to receive payments or other benefits under any of the Company’s disability plans, as applicable. The Company will also pay to Ms. Morfitt all benefits payable to her under the Company’s retirement plans and if Ms. Morfitt is not fully vested in her account balance under the Company’s Employees’ 401(k) Plan and Trust, the Company will pay Ms. Morfitt a single lump sum payment in cash representing the nonvested portion of her account. The Company will provide Ms. Morfitt certain out-placement services at its expense and will pay the employer’s portion of the premium costs for any group health, dental, and life insurance benefits during such period, or such shorter continuation period required by law.

        All stock options granted to Ms. Morfitt will vest immediately prior to a Change In Control. In the event that the vesting of the options, together with all other payments and the value of any benefit received or to be received by Ms. Morfitt would result in all or a portion of such payment being subject to federal excise tax, then payments to Ms. Morfitt shall be either the full payment or a lesser amount that would result in no portion of the payment being subject to excise tax, whichever results in the receipt by Ms. Morfitt, on an after-tax basis, of the greatest amount of payment. As a condition to receiving benefits in connection with a Change In Control, Ms. Morfitt must sign a standard release agreement with the Company. Ms. Morfitt’s employment agreement also contains non-compete and non-solicitation obligations that remain in effect during her employment and for a period of one year thereafter.

        Employment Agreement with Mr. Cohen

        As of February 12, 1999, the Company entered into an employment agreement with Mr. Cohen. The employment agreement with Mr. Cohen was subsequently amended as of June 29, 2001, June 29, 2003 and June 29, 2004. Effective as of June 7, 2005, the employment agreement with Mr. Cohen was amended and restated. As amended and restated, the employment agreement with Mr. Cohen provides that Mr. Cohen will serve as Chairman of the Board, a part-time regular executive position with the Company, through June 30, 2006 and be entitled to a base salary of $100,000 per year. Mr. Cohen will not be entitled to any bonus or change of control payments or to any severance or similar payments as the result of the termination of his employment. Mr. Cohen’s employment agreement also contains a non-compete obligation that remains in effect for a period of one year after termination of employment for any reason.

        Employment Agreements with Other Executive Officers

        Mr. Reinkensmeyer, Mr. Keppeler, Mr. Muma, Ms. Kollofski, Ms. Horvath and Ms. Strait each have employment agreements with the Company that provide that they are entitled to base salaries, respectively, of $200,100, $225,000, $218,160, $200,000, $145,000 and $130,000 annually. In addition, they may earn cash bonuses as established by the Board from time to time. Each of these executive officers may terminate their respective agreements at any time by providing advance, written notice. Each of the employment agreements with these executive officers contains a non-compete obligation that remains in effect for a period of one year after termination of employment for any reason.

        Other Change In Control Arrangements and Amounts Payable Upon Change In Control

        Each of the employment arrangements with Mr. Reinkensmeyer, Mr. Keppeler, Mr. Muma, Ms. Kollofski, Ms. Horvath and Ms. Strait provide that in the event the Company terminates any of these executive officers without Cause (as defined in the employment agreements) prior to a Change In Control (as defined in the employment agreements), the executive is entitled to severance payments equal to twelve months’ base salary payable at regular payroll intervals and continued coverage under the Company’s medical, dental and life benefit plans for the severance period. The severance payments are conditioned on receipt of a release by the executive officer of any claims against the Company.

        The employment arrangements of Messrs. Keppeler and Muma and Ms. Kollofski further provide that if the executive officer’s employment is terminated during a period of twenty-four months following a Change In Control of the Company (i) by the Company other than for Cause, death or Disability, or (ii) by the employee for Good Reason (as such terms are defined in their employment agreements), then they shall be entitled to a lump sum payment equal to twenty-four times the average monthly cash compensation paid to them in the twenty-four months prior to termination and all of their outstanding options to purchase common stock of the Company shall immediately become fully vested and exercisable.

        Mr. Reinkensmeyer’s employment offer letter, the memorandum agreement with Ms. Horvath and Ms. Strait’s letter agreement provide that if the executive’s employment is terminated without Cause or the executive resigns for Good Reason within twenty-four months of a Change In Control, such executive officer is entitled to severance equal to two times such executive’s annual base salary payable over a period of twenty-four months from the termination date and continued coverage under the Company’s medical, dental and life benefit plans for 18 months, in exchange for a release of any claims against the Company.

        If such a termination upon a Change In Control had occurred in fiscal year 2005, the amounts payable pursuant to these employment agreements would have been as follows: Ms. Morfitt, $1,528,878; Mr. Reinkensmeyer, $386,650; Mr. Keppeler, $639,190; Mr. Muma, $604,675; Ms. Kollofski $491,771 and Ms. Strait, $260,000. In addition, the Company will provide continued coverage under the Company’s health, dental and life benefit plans. The Company will also reimburse these Messrs. Keppeler and Muma and Ms. Kollofski on a net after tax basis, for any excise tax payable by the executives in the event it is determined that any portion of the payments (including the acceleration of vesting of stock options) constitutes an excess parachute payment under Section 280G of the Internal Revenue Code.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and persons who own more than 10% of a registered class of the Company’s equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the NASD. Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5. To the Company’s knowledge, all insiders of the Company filed in a timely manner all such reports.

APPROVAL OF AMENDMENTS TO CNS, INC. 2000 STOCK OPTION PLAN
(Proposal #2)

Introduction

        On June 21, 2005, the Company’s Compensation Committee recommended to the Board of Directors amendments to the CNS, Inc., 2000 Stock Option Plan (the “2000 Plan”). The amendments were adopted by the Board of Directors on June 22, 2005, subject to approval of stockholders at this 2005 Annual Meeting. The amendments to the 2000 Plan are described below.

        The purpose of the 2000 Plan is to enable the Company to attract and retain executives, other key employees, non-employee directors and consultants who contribute to the Company’s success by their ability, ingenuity and industry, and to enable such individuals to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company. The 2000 Plan authorizes the granting of awards in any of the following forms: (i) stock options, both incentive and non-qualified, (ii) stock appreciation rights, (iii) restricted stock, (iv) deferred stock and (v) other stock-based compensation awards. The 2000 Plan is administered by the Compensation Committee of the Board.

Discussion of Amendments

        The following summary is of the most significant amendments to the 2000 Plan. Attached to this Proxy Statement as Appendix A is the full text of the 2000 Plan, as amended by the Compensation Committee and Board of Directors through June 2005. The summary is qualified in its entirety by reference to Appendix A.

        Increase of Number of Shares Authorized.    As of July 5, 2005, there were 66,461 shares available for future issuance under the 2000 Plan and 1,079,292 shares subject to outstanding options under the 2000 Plan. As of July 5, 2005, there were 1,531,692 shares subject to issuance upon exercise of outstanding options or awards under all of our equity compensation plans, at a weighted average exercise price of $8.27, and with a weighted average remaining life of 6.7 years. Additionally, the 2000 Plan is the only general equity compensation plan currently available to the Company. Therefore, as of July 5, 2005, there were 66,461 shares available for future issuance under all of the Company’s equity compensation plans, representing the number of shares available for future issuance under the 2000 Plan. In June 2005, the Board of Directors amended the 2000 Plan to increase the number of shares of common stock available for issuance by 1,200,000.

        Equity-based compensation, such as stock options, has historically been a key component in the compensation packages for both executive and other key personnel. The Compensation Committee and the Board of Directors believe the 2000 Plan is, and will continue to be, an important tool in attracting and retaining key personnel, especially given the highly competitive nature of its industry. Without the ability to grant additional awards under the 2000 Plan, the Company may not have the appropriate tools to attract and retain these personnel. Awards under the 2000 Plan will also allow the Compensation Committee and the Board to provide award recipients with incentives that directly align their interests with those of the Company’s stockholders. The Company believes this increase will provide enough authorization to cover anticipated awards under the 2000 Plan for at least the next three years.

        In reviewing the Plan to determine the amount of the increase in the number of shares available for issuance, the Compensation Committee reviewed the potential dilution to the Company’s stockholders, the Company’s historical use of stock incentives, the number of shares remaining for grant under the 2000 Plan, the rate of exercise of outstanding options, comparative data regarding the equity compensation practices of other publicly-held consumer product companies and other factors. Further, the Compensation Committee believes that the potential dilution from equity compensation awards under the 2000 Plan represents an acceptable balance between the interests of the Company’s stockholders in supporting the growth of the Company’s business while appropriately managing dilution from its equity compensation programs.

        Share Counting Provisions.    As amended, the 2000 Plan provides that shares of common stock underlying stock options and stock appreciation rights are deducted from the number of shares available for awards under the 2000 Plan on a one-to-one basis, but that shares of common stock underlying any other awards (restricted stock, deferred stock, other stock-based awards) are deducted from the number of shares available for awards under the 2000 Plan on the basis of two shares for every one share granted. Further, as amended, shares of stock actually issued under the 2000 Plan may not be returned to the Plan for later reissuance. The Compensation Committee believes the amendments provide for a more clearly defined method of determining the number of shares available under the 2000 Plan and that this method is consistent with the intent of the Company’s stockholders in authorizing shares to be available under the 2000 Plan.

        Elimination of Repricing.    As amended, the 2000 Plan does not permit the Compensation Committee to (i) amend the terms of any outstanding stock option to reduce the exercise price of such stock option or (ii) cancel any outstanding stock option and grant a new stock option with a lower price such that the effect would be the same as reducing the exercise price of the stock option, without approval of the Company’s stockholders. While the Compensation Committee had no intention to reprice any previously granted options, the Compensation Committee believes that these restrictions on repricing will assure stockholders of the Compensation Committee’s commitment to aligning the interests of award recipients with those of the Company’s stockholders.

        Maximum Term of Stock Options.    Prior to the amendment, the term of each stock option granted under the Plan was fixed by the Compensation Committee, but the term of an incentive stock option could not be greater than ten years. As amended, the Plan provides that the term of both non-qualified stock options and incentive stock options may not exceed ten years. The Compensation Committee believes this amendment reflects the Company’s historical practice in determining the term of non-qualified stock options.

Summary of the 2000 Plan

        Below is a summary of the key features of the 2000 Plan, including the amendments approved by the Compensation Committee and the Board of Directors in June 2005. This summary is qualified in its entirety by reference to the full text of the 2000 Plan attached to this Proxy Statement as Appendix A.

        Number of Shares.    The maximum number of shares of common stock reserved for awards under the 2000 Plan was 1,350,000 shares. The amendment approved by the Company’s Board of Directors would increase the number of shares reserved for issuance by 1,200,000 shares to a total of 2,550,000 shares (subject to adjustment in the event of possible future stock splits or similar changes in the common stock).

        Eligibility and Administration.    Executives, key employees, non-employee directors and consultants of the Company are eligible to be granted awards under the 2000 Plan. The maximum shares of common stock that may be awarded under an option to any one person during a fiscal year is 150,000 shares. The 2000 Plan may be administered by either the Board of Directors or by a committee of the Board of Directors meeting the requirements of the 2000 Plan. The 2000 Plan is currently administered by the Compensation Committee whose members are “Outside Directors” and “Non-Employee Directors” as defined in the 2000 Plan. The Compensation Committee has the power to make awards, determine the number of shares covered by each award and other terms and conditions of such awards, amend prior awards, construe the 2000 Plan, and prescribe, amend and rescind the rules and regulations with respect to the administration of the 2000 Plan.

        Stock Options.    The Compensation Committee may grant stock options that qualify as “incentive stock options” under the Internal Revenue Code or as “non-qualified stock options” in such form and upon such terms as the Compensation Committee may approve from time to time. The purchase price may be paid by tendering a certified or bank check, or by any other form of legal consideration deemed sufficient by the Compensation Committee and consistent with the 2000 Plan’s purpose and applicable law, including, but not limited to, promissory notes and the surrender of previously acquired shares of common stock of the Company which, in the case of stock acquired upon the exercise of an option, have been owned for more than six months on the date of surrender, valued at its then fair market value. Shares received by the Company in respect of the exercise price may not be returned to the 2000 Plan for future issuance. No stock option is transferable by the optionee or exercised by anyone else during the optionee’s lifetime.

        Stock options may be exercised immediately or in installments, as determined by the Compensation Committee, and may be exercised during varying periods of time after an optionee’s termination of employment by the Company, dependent upon the reason for the termination. Following an optionee’s death, Disability (as defined in the 2000 Plan) or Retirement (as defined in the 2000 Plan), the optionee’s incentive stock options may be exercised, to the extent exercisable at such time (or on such accelerated basis as the Compensation Committee determines at or after grant), for a period of twelve months from the date of death, Disability or Retirement (unless the exercise period is extended by the Compensation Committee) or until the expiration of the stated term of the option, whichever is less. If the optionee’s employment terminates for any reason other than the optionee’s death, Disability or Retirement, any incentive stock option may be immediately exercised to the extent it was exercisable at the time of such termination, for the lesser of three months from such termination, or the expiration of the stated term of the option, whichever period is shorter (unless the exercise period is extended by the Compensation Committee). If the optionee’s employment is terminated for “Cause,” as defined in the 2000 Plan, all unexercised stock options granted to the optionee will immediately terminate. Unless the Compensation Committee or Committee designates otherwise, the exercise period of a non-qualified stock option will be the same as for an incentive stock option.

        No incentive stock options may be granted under the 2000 Plan after March 12, 2010. The exercise period of an stock option may not exceed ten years from the date of grant (or, in the case of an incentive stock option, five years if issued to an optionee who owns or is deemed to own more than 10% of the combined voting power of all classes of stock of the Company). The aggregate fair market value at the time of grant of the common stock with respect to which an incentive stock option is exercisable for the first time by an optionee during any calendar year may not exceed $100,000. The exercise price under an incentive stock option or a non-qualified stock option granted under the 2000 Plan may not be less than 100% of the fair market value of common stock on the date the option is granted (or, in the event the participant owns more than 10% of the combined voting power of all classes of stock of the Company and an incentive stock option is granted, the option price may not be less than 110% of the fair market value of the stock on the date the option is granted).

        Stock Appreciation Rights.    The Compensation Committee may grant stock appreciation rights (“SARs”) in connection with all or part of any stock option, either at the time of the stock option grant, or, in the case of non-qualified options, later during the term of the stock option. SARs entitle the participant to receive from the Company the same economic value that would have been derived from the exercise of an underlying stock option and the immediate sale of the shares of common stock. Such value is paid by the Company in cash, shares of common stock or a combination of both, in the discretion of the Compensation Committee. SARs are exercisable or transferable only at such times and to the extent stock options to which they relate are exercisable or transferable. If an SAR is exercised, the underlying stock option is terminated as to the number of shares covered by the SAR exercise.

        Restricted Stock.    The Compensation Committee may also grant restricted stock awards under the 2000 Plan that result in shares of common stock being issued to a participant subject to restrictions against disposition during a restricted period established by the Compensation Committee. The Compensation Committee may condition the grant of restricted stock upon the attainment of specified performance goals. The provisions of restricted stock awards need not be the same with respect to each recipient. The shares of restricted stock awarded under the 2000 Plan are to be held in custody by the Company until the restrictions thereon have lapsed. During the period of the restrictions, a participant has the right to vote the shares of restricted stock and to receive dividends and distributions unless the Compensation Committee requires such dividends and distributions to be held by the Company subject to the same restrictions as the restricted stock. If a participant terminates employment during the period of the restrictions, all shares still subject to restrictions will be forfeited and returned to the Company, subject to the right of the Compensation Committee to waive such restrictions in the event of a participant’s death, Disability, Retirement or under special circumstances approved by the Compensation Committee. Unless the restricted stock award or some other agreement governing the award provides otherwise, all restrictions with respect to restricted stock lapse 60 days (or less as determined by the Compensation Committee) prior to the occurrence of a merger or other significant corporate change, as provided in the 2000 Plan.

        Deferred Stock.    The Compensation Committee may grant deferred stock awards that result in shares of common stock being issued to a participant or group of participants upon the expiration of a deferral period. The Compensation Committee may condition the grant of deferred stock upon the attainment of specified performance goals. The provisions of deferred stock awards need not be the same with respect to each recipient. Upon termination of employment for any reason during the deferral period for a given award, the deferred stock in question will be forfeited by the participant, subject to the Compensation Committee’s ability to waive any remaining deferral limitations with respect to a participant’s deferred stock. During the deferral period, deferred stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered and any dividends declared with respect to the number of shares covered by a deferred stock award will either be immediately paid to the participant or deferred and deemed to be reinvested in additional deferred stock, as determined by the Compensation Committee. The Compensation Committee may allow a participant to elect to further defer receipt of a deferred stock award for a specified period or until a specified event.

        Other Awards.    The Compensation Committee may also make other stock based and non-stock based awards under the 2000 Plan from time to time in its discretion, including awards of stock or for the acquisition of stock in the future, securities convertible into the Company’s common stock, phantom securities or dividend equivalents. The Compensation Committee will determine the terms and conditions of any such other award, consistent with the 2000 Plan.

Federal Income Tax Consequences

        Stock Options.    An optionee will not realize taxable compensation income upon the grant of an incentive stock option. In addition, an optionee generally will not realize taxable compensation income upon the exercise of an incentive stock option if he or she exercises it as an employee or within three months after termination of employment (or within one year after termination if the termination results from a permanent and total disability). At the time of exercise, the amount by which the fair market value of the shares purchased exceeds the aggregate option price will be treated as alternative minimum taxable income for purposes of the alternative minimum tax. If the stock acquired pursuant to an incentive stock option is not disposed of prior to the date two years from the option grant date or prior to one year from the option exercise date (the “applicable holding periods”), any gain or loss realized upon the sale of such shares will be characterized as a capital gain or loss. If the applicable holding periods are not satisfied, then any gain realized in connection with the disposition of such stock will generally be taxable as compensation income in the year in which the disposition occurred, to the extent of the difference between the fair market value of such stock on the date of exercise and the option exercise price. The Company is entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income. The balance of any gain will be characterized as a capital gain.

        An optionee will not realize taxable compensation income upon the grant of a non-qualified stock option. When an optionee exercises a non-qualified stock option, he or she will realize taxable compensation income at the time of exercise equal to the amount by which the fair market value of the shares purchased exceeds the aggregate option price. The Company is entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income.

        SARs.    The grant of an SAR would not result in income for the participant or in a deduction for the Company. Upon receipt of shares or cash from exercise of an SAR, the participant would generally recognize compensation income, measured by the fair market value of the shares plus any cash received, and the Company would be entitled to a corresponding tax deduction.

        Restricted Stock and Deferred Stock.    The grant of restricted stock and deferred stock should not result in immediate income for the participant or in a deduction for the Company for federal income tax purposes, assuming the shares are nontransferable and subject to restrictions or to a deferral period which would result in a “substantial risk of forfeiture” as intended by the Company and as defined in applicable Treasury regulations. If the shares are transferable or there are no such restrictions or significant deferral periods, the participant will realize compensation income upon receipt of the award. Otherwise, a participant generally will realize taxable compensation when any such restrictions or deferral period lapses. The amount of such income will be the value of the common stock on that date less any amount paid for the shares. Dividends paid on the common stock and received by the participant during the restricted period or deferral period also will be taxable compensation income to the participant. In any event, the Company will be entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income. A participant may elect, under Section 83(b) of the Code, to be taxed on the value of the restricted or deferred stock at the time of award. If the election is made, the fair market value of the stock at the time of the award is taxable to the participant as compensation income and the Company is entitled to a corresponding tax deduction.

        Withholding.    The 2000 Plan requires each participant, no later than the date of which any part of the value of an award first becomes includable as compensation in the gross income of the participant, to pay the Company any federal, state or local taxes required by law to be withheld with respect to the award. The Company will, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. With respect to any award under the 2000 Plan, if the terms of the award so permit, a participant may elect to satisfy part or all of the minimum required federal withholding tax associated with the award by (i) authorizing the Company to retain from the number of shares of stock which would otherwise be deliverable to the participant, or (ii) delivering to the Company from shares of Company common stock already owned by the participant that number of shares having an aggregate fair market value equal to part or all of the tax payable by the optionee. In such event, the Company would pay the tax liability from its own funds. Shares received by the Company in respect of withholding may not be returned to the 2000 Plan for future issuances.

Certain Benefits

        The 2000 Plan allows for awards to the Company’s executives, key employees, non-employee directors and consultants. However, the amount of any future award to any eligible participant under the 2000 Plan is not determinable at this time and will be made in the discretion of the Compensation Committee or the Board.

Registration with Securities and Exchange Commission

        Upon approval of the 2000 Plan by the stockholders, the Company intends to file a registration statement covering the 1,200,000 additional shares issuable under the 2000 Plan with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1933, as amended.

Vote Required

        The approval of the CNS, Inc. 2000 Stock Option Plan requires the affirmative vote of the holders of a majority of the shares of common stock represented at the meeting and entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENTS TO THE CNS, INC. 2000 STOCK OPTION PLAN.

APPOINTMENT OF INDEPENDENT AUDITORS
(Proposal #3)

        The Audit Committee has selected KPMG LLP, as the Company’s independent registered public accounting firm to make an examination of the accounts of the Company for the fiscal year ending March 31, 2006, and to perform other appropriate accounting services. In the event the appointment of KPMG LLP should not be ratified and approved by the stockholders, the Board of Directors will make another appointment to be effective at the earliest feasible time.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPOINTMENT OF KPMG LLP.

RELATIONSHIP WITH INDEPENDENT AUDITORS

        The Audit Committee has selected KPMG LLP as the Company’s independent registered public accounting firm for its fiscal year ending March 31, 2006. Representatives of KPMG LLP, which has served as the Company’s independent registered public accounting firm since 1995, are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

Accountant Fees and Services

        The following is an explanation of the fees billed to the Company by KPMG LLP for professional services rendered for the fiscal years ended March 31, 2005 and March 31, 2004, which totaled $241,750 and $156,800, respectively.

        Audit Fees.    The aggregate fees billed to the Company for professional services related to the audit of the Company’s annual consolidated financial statements, review of consolidated financial statements included in the Company’s filings on Form 10-Q, or other services normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements for the fiscal years ended March 31, 2005 and March 31, 2004 totaled $214,500 and $95,500, respectively.

        Audit-Related Fees.    There were no fees billed to the Company for professional services for assurance and related services by KPMG LLP reasonably related to the performance of the audit or review of the Company’s financial statements that are not reported above under “Audit Fees” for either the fiscal years ended March 31, 2005 or March 31, 2004.

        Tax Fees.    The aggregate fees billed to the Company by KPMG LLP for professional services related to tax compliance, tax advice, and tax planning, including preparation of federal and state tax returns and estimates, amended returns and related tax advice for the fiscal years ended March 31, 2005 and March 31, 2004 totaled $27,250 and $61,300, respectively.

        All Other Fees.    There were no fees billed to the Company by KPMG LLP for the fiscal years ended March 31, 2005 and March 31, 2004, other than those described above.

Audit Committee Pre-Approval Procedures

        The Company has adopted pre-approval policies and procedures for the Audit Committee that require the Audit Committee to pre-approve all audit and all permitted non-audit engagements and services (including the fees and terms thereof) by the independent auditors, except that the Audit Committee may delegate the authority to pre-approve any engagement or service less than $10,000 to one of its members, but requires that the member report such pre-approval at the next full Audit Committee meeting. The Audit Committee may not delegate its pre-approval authority for any services rendered by the Company’s independent auditors relating to internal controls. These pre-approval policies and procedures prohibit delegation of the Audit Committee’s responsibilities to Company management. Under the policies and procedures, the Audit Committee may pre-approve specifically described categories of services which are expected to be conducted over the subsequent twelve months on its own volition, or upon application by management or the independent auditor.

        All of the services described above for 2005 were pre-approved by the Audit Committee or a member of the Committee before KPMG LLP was engaged to render the services.

ANNUAL REPORT

        An Annual Report of the Company describing the Company’s key activities and containing consolidated financial statements for the fiscal year ended March 31, 2005 accompanies this Notice of Annual Meeting and proxy solicitation material.

STOCKHOLDER PROPOSALS

        Stockholder proposals for consideration at the Company’s 2006 Annual Meeting must follow the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934 and the Company’s Bylaws.

Rules Governing Proposals to be Included in Company’s Proxy Materials

        The proxy rules of the Securities and Exchange Commission permit stockholders of the Company, after timely notice to the Company, to present proposals for stockholder action in the Company’s Proxy Statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by action of the Company in accordance with the proxy rules. The Company plans to hold its 2006 Annual Meeting of Stockholders on or about August 30, 2006 and anticipates mailing its proxy materials in connection with that meeting on or about July 15, 2006. For a stockholder proposal to be considered for inclusion in the Company’s Proxy Statement for the 2006 Annual Meeting of Stockholders, the proposal must have been received in writing by the Secretary of the Company at its corporate offices no later than March 15, 2006, which date is approximately 120 days from the anticipated mailing date of the materials for next year’s meeting of stockholders.

Rules Governing Other Proposals and Nominations

        The Bylaws of the Company establish an advance notice procedure with regard to (a) certain business to be brought before an annual meeting of stockholders of the Company, and (b) the nomination by stockholders of candidates for election as directors:

Properly Brought Business. The Bylaws provide that at the annual meeting only such business may be conducted as is of a nature that is appropriate for consideration at an annual meeting and has been either specified in the notice of the meeting, has been otherwise properly brought before the meeting by or at the direction of the Board of Directors, or has been otherwise properly brought before the meeting by a stockholder who has given timely written notice to the Secretary of the Company of such stockholder’s intention to bring such business before the meeting. To be timely, the notice must be given by such stockholder to the Secretary of the Company not less than 45 days nor more than 60 days prior to the mailing date of the proxy materials for the Company’s most recent annual meeting and comply with certain other requirements. Notice relating to the conduct of such business at an annual meeting must contain certain information as described in the Company’s Bylaws, which are available for inspection by stockholders at the Company’s principal executive offices pursuant to Section 220 of the Delaware General Corporation Law. Nothing in the Bylaws precludes discussion by any stockholder of any business properly brought before the annual meeting in accordance with the Company’s Bylaws.

Stockholder Nomination of Directors. The Bylaws provide that a notice of proposed stockholder nominations for the election of directors must be timely given in writing to the Secretary of the Company prior to the meeting at which directors are to be elected. To be timely, the notice must be given by such stockholder to the Secretary of the Company not less than 45 days nor more than 60 days prior to the mailing date of the proxy materials for the Company’s most recent annual meeting. The notice to the Company from a stockholder who intends to nominate a person at the meeting for election as a director must contain certain information as described in the Company’s Bylaws, which are available for inspection by stockholders as described above. If the presiding officer of a meeting of stockholders determines that a person was not nominated in accordance with the foregoing procedure, such person will not be eligible for election as a director.

Evaluation of Stockholder Nominees. The Governance Committee will review the qualifications and backgrounds of directors and nominees (without regard to whether a nominee has been recommended by stockholders), as well as the overall composition of the board, and recommend the slate of directors to be nominated for election at the annual meeting of stockholders. Please see the section above entitled “Director Nominations – Process for Identifying and Evaluating Nominees” for a description of this process.

OTHER BUSINESS

        The management of the Company does not know of any other business that may be presented for consideration at the Annual Meeting of Stockholders. If, however, any other business should properly come before the meeting, or any adjournment or postponement thereof, the persons named in the enclosed form of proxy will exercise their discretionary authority to vote said proxy in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Daniel E. Cohen
Chairman of the Board

Appendix A:	CNS, Inc. 2000 Stock Option Plan, as amended by the Board of Directors through June 22, 2005

Appendix A

CNS, INC.
2000 STOCK OPTION PLAN

CNS, INC.
2000 STOCK OPTION PLAN

        SECTION 1.    General Purpose of Plan; Definitions.

        The name of this plan is the CNS, Inc. 2000 Stock Plan (the “Plan”). The purpose of the Plan is to enable CNS, Inc. (the “Company”) and its Subsidiaries to retain and attract executives, other key employees, non-employee directors and consultants who contribute to the Company’s success by their ability, ingenuity and industry, and to enable such individuals to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company.

        For purposes of the Plan, the following terms shall be defined as set forth below:

a.	“Agreement” means an agreement by and between the Company and an optionee or recipient of an award under the Plan setting forth the terms and conditions of the option or award.
b.	“Board” means the Board of Directors of the Company as it may be comprised from time to time.
c.	“Cause” means a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, willful misconduct, dishonesty or intentional violation of a statute, rule or regulation, any of which, in the judgment of the Company, is harmful to the business or reputation of the Company.
d.	“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.
e.	“Consultant” means any person, including an advisor, engaged by the Company, the Parent Corporation or a Subsidiary of the Company to render services and who is compensated for such services but who is not an employee of the Company, the Parent Corporation or any Subsidiary of the Company. A Non-Employee Director may serve as a Consultant.
f.	“Committee” means the Committee referred to in Section 2 of the Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board, unless the Plan specifically states otherwise.
g.	“Company” means CNS, Inc., a corporation organized under the laws of the State of Delaware (or any successor corporation).
h.	“Deferred Stock” means an award made pursuant to Section 8 below of the right to receive Stock at the end of a specified deferral period.
i.	“Disability” means total and permanent disability as determined by the Committee.
j.	“Early Retirement” means retirement, with consent of the Committee at the time of retirement, from active employment with the Company and any Subsidiary or Parent Corporation of the Company.
k.	“Fair Market Value” of Stock on any given date shall be determined by the Committee as follows: (a) if the Stock is listed for trading on one or more national securities exchanges, or is traded on the Nasdaq Stock Market or the Nasdaq Small Cap Market, the last reported sales price on the principal such exchange or the Nasdaq Stock Market or Nasdaq Small Cap Market on the date in question, or if such Stock shall not have been traded on such principal exchange on such date, the last reported sales price on such principal exchange or the Nasdaq Stock Market or Nasdaq Small Cap Market on the first day prior thereto on which such Stock was so traded; or (b) if the Stock is not listed for trading on a national securities exchange or the Nasdaq Stock Market or the Nasdaq Small Cap Market, but is traded in the over-the-counter market, including the Nasdaq OTC Bulletin Board System, the closing bid price for such Stock on the date in question, or if there is no such bid price for such Stock on such date, the closing bid price on the first day prior thereto on which such price existed; or (c) if neither (a) or (b) is applicable, by any means fair and reasonable by the Committee, which determination shall be final and binding on all parties.

l.	“Incentive Stock Option” means any Stock Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.
m.	“Non-Employee Director” means a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934.
n.	“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option, and is intended to be and is designated as a “Non-Qualified Stock Option” or an Incentive Stock Option that ceases to so qualify due to a failure to comply with section 422 of the Code or an amendment to such Stock Option.
o.	“Normal Retirement” means retirement from active employment with the Company and any Subsidiary or Parent Corporation of the Company on or after age 60.
p.	“Other Awards” means those awards granted pursuant to Section 9 hereof.
q.	“Outside Director” means a Director who: (a) is not a current employee of the Company or any member of an affiliated group which includes the Company; (b) is not a former employee of the Company who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year; (c) has not been an officer of the Company; (d) does not receive remuneration from the Company, either directly or indirectly, in any capacity other than as a director, except as otherwise permitted under Code Section 162(m) and regulations thereunder. For this purpose, remuneration includes any payment in exchange for goods or services. This definition shall be further governed by the provisions of Code Section 162(m) and regulations promulgated thereunder.
r.	“Parent Corporation” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations (other than the Company) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.
s.	“Restricted Stock” means an award of shares of Stock that are subject to restrictions under Section 7 below.
t.	“Retirement” means Normal Retirement or Early Retirement.
u.	“Stock” means the Common Stock, $.01 par value per share, of the Company.
v.	“Stock Appreciation Right” means the right pursuant to an award granted under Section 6 below to surrender to the Company all or a portion of a Stock Option in exchange for an amount equal to the difference between (i) the Fair Market Value, as of the date such Stock Option or such portion thereof is surrendered, of the shares of Stock covered by such Stock Option or such portion thereof, and (ii) the aggregate exercise price of such Stock Option or such portion thereof.
w.	“Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5 below.
x.	“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

        SECTION 2.    Administration.

        The Plan shall be administered by the Board of Directors or by a Committee appointed by the Board of Directors of the Company consisting of at least two Directors, all of whom shall be Outside Directors and Non-Employee Directors, who shall serve at the pleasure of the Board.

        The Committee shall have the power and authority to grant to eligible employees, non-employee directors or consultants, pursuant to the terms of the Plan: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Deferred Stock awards, or (v) Other Awards.

        In particular, the Committee shall have the authority:

(i)	to select the members of the Board, officers, and other key employees of the Company and its Subsidiaries and other eligible persons to whom Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock awards and/or Other Awards may from time to time be granted hereunder;
(ii)	to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock awards and/or Other Awards, or a combination of the foregoing, are to be granted hereunder;
(iii)	to determine the number of shares to be covered by each such award granted hereunder;
(iv)	to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, any restriction on any Stock Option or other award and/or the shares of Stock relating thereto), which authority shall be exclusively vested in the Committee (and not the Board) for purposes of establishing performance criteria used with Restricted Stock and Deferred Stock awards and Other Awards; provided, however, that in the event of a merger or asset sale, the applicable provisions of Sections 5(c) and 7(c) of the Plan shall govern the acceleration of vesting of any Stock Option or awards; and
(v)	to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant.

        The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may delegate to executive officers of the Company the authority to exercise the powers specified in (i), (ii), (iii), (iv) and (v) above with respect to persons who are not either the chief executive officer of the Company or the four highest paid officers of the Company other than the chief executive officer.

        All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

        SECTION 3.    Stock Subject to Plan.

        The total number of shares of Stock reserved and available for distribution under the Plan shall be 2,550,000 shares. Such shares may consist, in whole or in part, of authorized and unissued shares. Shares of Stock subject to Stock Options or Stock Appreciation Rights shall be counted against the number of shares authorized and reserved for distribution under the Plan on the basis of one share of Stock for every one share of Stock underlying such award. Shares of Stock subject to any award other than a Stock Option or Stock Appreciation Right shall be shall be counted against the number of shares authorized and reserved for distribution under the Plan on the basis of two shares of Stock for every one share of Stock underlying such award.

        Subject to paragraph (b)(iv) of Section 6 below, if any shares that have been optioned ceased to be subject to Stock Options, or if any shares subject to any Restricted Stock or Deferred Stock award or Other Award granted hereunder are forfeited or such award otherwise terminates without a payment being made to the participant, such shares shall again be available for distribution in connection with future awards under the Plan. Shares of Stock actually issued under the Plan in respect of an award shall not be returned to the Plan and shall not be available for future issuance of awards under the Plan.

        In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, other change in corporate structure affecting the Stock, or spin-off or other distribution of assets to shareholders, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding options granted under the Plan, and in the number of shares subject to Restricted Stock or Deferred Stock awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number.

Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Option.

        SECTION 4.    Eligibility.

        Officers, other key employees of the Company or any Parent Corporation or Subsidiary, members of the Board of Directors, and Consultants who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and its Subsidiaries are eligible to be granted Stock Options, Stock Appreciation Rights, Restricted Stock or Deferred Stock awards or Other Awards under the Plan. The optionees and participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of shares covered by each award.

        Notwithstanding the foregoing, no person shall receive grants of Stock Options under this Plan which exceed 150,000 shares during any fiscal year of the Company.

        SECTION 5.    Stock Options.

        Any Stock Option granted under the Plan shall be in such form and upon such terms and conditions as the Committee may from time to time approve.

        The Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. No Incentive Stock Options shall be granted under the Plan after March 12, 2010.

        The Committee shall have the authority to grant any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of options (in each case with or without Stock Appreciation Rights). To the extent that any option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

        Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code. The preceding sentence shall not preclude any modification or amendment to an outstanding Incentive Stock Option, whether or not such modification or amendment results in disqualification of such Option as an Incentive Stock Option, provided the optionee consents in writing to the modification or amendment.

        Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

         (a)   Option Price.    The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant, provided however, the option price per share of Stock purchasable under an Incentive Stock Option or a Non-Qualified Stock Option shall not be less than 100% of the Fair Market Value of the Stock on the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the option price shall be no less than 110% of the Fair Market Value of the Stock on the date the option is granted.

         (b)   Option Term.    The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant.

         (c)   Exercisability.    Stock Options shall be exercisable at such time or times as determined by the Committee at or after grant, subject to the restrictions stated in Section 5(b) above. In the event that the Committee does not determine the time at which a Stock Option shall be exercisable, such Stock Option shall be exercisable one year after the date of grant and shall cease to be on date following the happening of one of the events described in Section 5(f), (g), (h) and (i) or as specified in Section 5(b) whichever is earlier. If the Committee provides, in its discretion, that any option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time. Notwithstanding anything contained in the Plan to the contrary, the Committee may, in its discretion, extend or vary the term of any Stock Option or any installment thereof, whether or not the optionee is then employed by the Company, if such action is deemed to be in the best interests of the Company; provided, however, that in the event of a merger or sale of assets, the provisions of this Section 5(c) shall govern vesting acceleration. Notwithstanding the foregoing, unless the Stock Option Agreement provides otherwise, any Stock Option granted under this Plan shall be exercisable in full, without regard to any installment exercise provisions, for a period specified by the Committee, but not to exceed sixty (60) days prior to the occurrence of any of the following events: (i) dissolution or liquidation of the Company other than in conjunction with a bankruptcy of the Company or any similar occurrence, (ii) any merger, consolidation, acquisition, separation, reorganization, or similar occurrence, where the Company will not be the surviving entity or (iii) the transfer of substantially all of the assets of the Company or 20% or more of the outstanding Stock of the Company.

        The grant of an option pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

         (d)   Method of Exercise.    Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full for the purchase price, either by certified or bank check, or by any other form of legal consideration deemed sufficient by the Committee and consistent with the Plan’s purpose and applicable law, including promissory notes or a properly executed exercise notice together with irrevocable instructions to a broker acceptable to the Company to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price. As determined by the Committee, in its sole discretion, payment in full or in part may also be made in the form of Stock already owned by the optionee (which in the case of Stock acquired upon exercise of an option has been owned for more than six months on the date of surrender) or, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock or Deferred Stock subject to an award hereunder (based, in each case, on the Fair Market Value of the Stock on the date immediately preceding the date the option is exercised, as determined by the Committee), provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares may be authorized only at the time the option is granted, and provided further that in the event payment is made in the form of shares of Restricted Stock or a Deferred Stock award, the optionee will receive a portion of the option shares in the form of, and in an amount equal to, the Restricted Stock or Deferred Stock award tendered as payment by the optionee. If the terms of an option so permit, an optionee may elect to pay all or part of the option exercise price by having the Company withhold from the shares of Stock that would otherwise be issued upon exercise that number of shares of Stock having a Fair Market Value equal to the aggregate option exercise price for the shares with respect to which such election is made. No shares of Stock shall be issued until full payment therefor has been made. An optionee shall generally have the rights to dividends and other rights of a shareholder with respect to shares subject to the option when the optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in paragraph (a) of section 13.

         (e)   Non-transferability of Options.    No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee.

         (f)   Termination by Death.    Subject to the rights set forth in Section 5(k), if an optionee’s employment by the Company and any Subsidiary or Parent Corporation terminates by reason of death, any Incentive Stock Option may thereafter be immediately exercised, to the extent then exercisable (or on such accelerated basis as the Committee shall determine at or after grant), by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of twelve months (or such shorter period as the Committee shall specify at grant) from the date of such death or until the expiration of the stated term of the option, whichever period is shorter. In the event of termination of employment by reason of death, if, pursuant to its terms, any Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Stock Option.

         (g)   Termination by Reason of Disability.    Subject to the rights set forth in Section 5(k), if an optionee’s employment by the Company and any Subsidiary or Parent Corporation terminates by reason of Disability, any Incentive Stock Option held by such optionee may thereafter be exercised, to the extent it was exercisable at the time of termination due to Disability (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after twelve months (or such shorter period as the Committee shall specify at grant) from the date of such termination of employment or the expiration of the stated term of the option, whichever period is shorter. In the event of termination of employment by reason of Disability, if, pursuant to its terms, an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Stock Option.

         (h)   Termination by Reason of Retirement.    Subject to the rights set forth in Section 5(k), if an optionee’s employment by the Company and any Subsidiary or Parent Corporation terminates by reason of Retirement and the terms of the Stock Option so provide, any Incentive Stock Option held by such optionee may thereafter be exercised to the extent it was exercisable at the time of such Retirement, but may not be exercised after twelve months (or such shorter period as the Committee shall specify at grant) from the date of such termination of employment or the expiration of the stated term of the option, whichever period is shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Stock Option.

         (i)   Other Termination.    Subject to the rights set forth in Section 5(k), or unless otherwise determined by the Committee, if an optionee’s employment by the Company and any Subsidiary or Parent Corporation terminates for any reason other than death, Disability or Retirement, any Incentive Stock Option may be exercised to the extent it was exercisable at such termination, for the lesser of three months from the date of termination or the balance of the option’s term, except that if the optionee is terminated for Cause by the Company or any Subsidiary or Parent Corporation, the Stock Option shall thereupon terminate immediately.

         (j)   Annual Limit on Incentive Stock Options.    The aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the Common Stock with respect to which an Incentive Stock Option under this Plan or any other plan of the Company and any Subsidiary or Parent Corporation is exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

         (k)   Extension of Exercise Period.    At any time prior to or upon an optionee’s termination of employment by reason of death, Disability, Retirement or other termination, other than termination for Cause by the Company or any Subsidiary or Parent Corporation, the Committee, in its sole discretion, may extend the exercise period of part or all of the Stock Option, for any additional term which the Committee determines is in the best interest of the Company. An extension of an Incentive Stock Option shall not be effective unless: (i) the option price is not less than 100% of the Fair Market Value of the Stock at the time such extension is granted, (ii) the extension is made before March 12, 2010, and (iii) the extended exercise period ends within ten years from the date of such extension. If, pursuant to such extension, an Incentive Stock Option is exercised after the expiration of the exercise period that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Stock Option.

         (l)   Replacement Options.    In the event of a merger, consolidation, acquisition, separation, reorganization or similar occurrence, where the Company will be the surviving entity, the Committee, at its sole discretion, may assume or issue Stock Options under this Plan to replace existing Stock Options issued by acquired entity. The replacement options shall have an option price in which the excess of the aggregate Fair Market Value of the shares subjected to the option immediately after the replacement over the aggregate option price of such shares is not more than the excess of the aggregate Fair Market Value of all shares subject to the option immediately before such replacement over the aggregate option price of such shares. The Committee has discretion to issue replacement Stock Options whose terms conform with those of the existing Stock Options of the acquired company even if such terms conflict with the terms provided in this plan. The Committee shall not, in any event, issue replacement options which give an option of the acquired company any additional benefits not then existing under the optionee’s original Stock Options.

        SECTION 6.    Stock Appreciation Rights.

        (a)  Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of the option.

        A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock Option shall not be reduced until the exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.

        A Stock Appreciation Right may be exercised by an optionee, in accordance with paragraph (b) of this Section 6, by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in paragraph (b) of this Section 6. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

        (b)  Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

        (i)  Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan.

        (ii)  Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive up to, but not more than, an amount in cash or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment; provided the Committee may not require the optionee to receive more than 50% of the aggregate value of such Stock Appreciation Rights in shares of Stock.

        (iii)  Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under Section 5 of the Plan.

        (iv)  Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Sections 3 and 4 of the Plan on the total number of shares of Stock to be issued under the Plan and the maximum number of shares to be awarded to any one person in a fiscal year, but only to the extent of the number of shares issued or issuable under the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.

        (v)  A Stock Appreciation Right granted in connection with an Incentive Stock Option may be exercised only if and when the market price of the Stock subject to the Incentive Stock Option exceeds the exercise price of such Option.

        (vi)  Each award shall be confirmed by, and subject to the terms of, a Stock Appreciation Rights Agreement executed by the Company and the participant.

        SECTION 7.    Restricted Stock.

        (a)  Administration. Shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan. The Committee shall determine the officers, key employees and Consultants of the Company and Subsidiaries to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards. The Committee may also condition the grant of Restricted Stock upon the attainment of specified performance goals. The provisions of Restricted Stock awards need not be the same with respect to each recipient.

        (b)  Awards and Certificates. The prospective recipient of an award of shares of Restricted Stock shall not have any rights with respect to such award, unless and until such recipient has executed an Agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the then applicable terms and conditions.

        (i)  Each participant shall be issued a stock certificate in respect of shares of Restricted Stock awarded under the Plan. Such certificate shall be registered in the name of the participant, and shall bear an appropriate legend containing the Company’s current address and referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

        “The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the CNS, Inc. 2000 Stock Plan and an Agreement entered into between the registered owner and CNS, Inc. Copies of such Plan and Agreement are on file in the offices of CNS, Inc.”

•	The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

        (c)  Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

        (i)  Subject to the provisions of this Plan and the award Agreement, during a period set by the Committee commencing with the date of such award (the “Restriction Period”), the participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. In no event shall the Restriction Period be less than one (1) year. Within these limits, the Committee may provide for the lapse of such restrictions in installments where deemed appropriate.

        (ii)  Except as provided in paragraph (c)(i) of this Section 7, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any cash dividends. The Committee, in its sole discretion, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional shares of Restricted Stock (to the extent shares are available under Section 3 and subject to paragraph (f) of Section 13). Certificates for shares of unrestricted Stock shall be delivered to the grantee promptly after, and only after, the period of forfeiture shall have expired without forfeiture in respect of such shares of Restricted Stock.

        (iii)  Subject to the provisions of the award Agreement and paragraph (c)(iv) of this Section 7, upon termination of employment for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the participant.

        (iv)  In the event of special hardship circumstances of a participant whose employment is terminated (other than for Cause), including death, Disability or Retirement, or in the event of an unforeseeable emergency of a participant still in service, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to such participant’s shares of Restricted Stock.

        (v)  Notwithstanding the foregoing, unless the Restricted Stock Award or employment agreement of the participant receiving a Restricted Stock Award provides otherwise, all restrictions with respect to any participant’s shares of Restricted Stock shall lapse on the date determined by the Committee, but in no event more than sixty (60) days prior to the occurrence of any of the following events: (i) dissolution or liquidation of the Company other than in conjunction with a bankruptcy of the Company or any similar occurrence, (ii) any merger, consolidation, acquisition, separation, reorganization, or similar occurrence, where the Company will not be the surviving entity or (iii) the transfer of substantially all of the assets of the Company or 20% or more of the outstanding Stock of the Company. The grant of a Restricted Stock Award pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassification, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

        SECTION 8.    Deferred Stock Awards.

        (a)  Administration. Deferred Stock may be awarded either alone or in addition to other awards granted under the Plan. The Committee shall determine the officers, key employees and Consultants of the Company and Subsidiaries to whom and the time or times at which Deferred Stock shall be awarded, the number of Shares of Deferred Stock to be awarded to any participant or group of participants, the duration of the period (the “Deferral Period”) during which, and the conditions under which, receipt of the Stock will be deferred, and the terms and conditions of the award in addition to those contained in paragraph (b) of this Section 8. The Committee may also condition the grant of Deferred Stock upon the attainment of specified performance goals. The provisions of Deferred Stock awards need not be the same with respect to each recipient.

        (b)  Terms and Conditions.

        (i)  Subject to the provisions of this Plan and the award agreement, Deferred Stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. In no event shall the Deferral Period be less than one (1) year. At the expiration of the Deferral Period (or Elective Deferral Period, where applicable), share certificates shall be delivered to the participant, or his legal representative, in a number equal to the shares covered by the Deferred Stock award.

        (ii)  Amounts equal to any dividends declared during the Deferral Period with respect to the number of shares covered by a Deferred Stock award will be paid to the participant currently or deferred and deemed to be reinvested in additional Deferred Stock or otherwise reinvested, all as determined at the time of the award by the Committee, in its sole discretion.

        (iii)  Subject to the provisions of the award Agreement and paragraph (b)(iv) of this Section 8, upon termination of employment for any reason during the Deferral Period for a given award, the Deferred Stock in question shall be forfeited by the participant.

        (iv)  In the event of special hardship circumstances of a participant whose employment is terminated (other than for Cause) including death, Disability or Retirement, or in the event of an unforeseeable emergency of a participant still in service, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all of the remaining deferral limitations imposed hereunder with respect to any or all of the participant’s Deferred Stock.

        (v)  A participant may elect to further defer receipt of the award for a specified period or until a specified event (the “Elective Deferral Period”), subject in each case to the Committee’s approval and to such terms as are determined by the Committee, all in its sole discretion. Subject to any exceptions adopted by the Committee, such election must generally be made prior to completion of one half of the Deferral Period for a Deferred Stock award (or for an installment of such an award).

        (vi)  Each award shall be confirmed by, and subject to the terms of, a Deferred Stock Agreement executed by the Company and the participant.

        SECTION 9.    Other Awards.

        The Committee may from time to time grant Stock, other Stock based and non-Stock based awards under this Plan including without limitations those awards pursuant to which shares of Stock are or in the future may be acquired, awards denominated in Stock units, securities convertible into Stock, phantom securities and dividend equivalents. The Committee shall determine the terms and conditions of such Stock, Stock based and non-Stock based awards provided that such awards shall not be inconsistent with the terms of this Plan.

        SECTION 10.    Transfer, Leave of Absence, etc.

        For purposes of the Plan, the following events shall not be deemed a termination of employment:

        (a)  a transfer of an employee from the Company to a Parent Corporation or Subsidiary, or from a Parent Corporation or Subsidiary to the Company, or from one Subsidiary to another;

        (b)  a leave of absence, approved in writing by the Committee, for military service or sickness, or for any other purpose approved by the Company if the period of such leave does not exceed ninety (90) days (or such longer period as the Committee may approve, in its sole discretion); and

        (c)  a leave of absence in excess of ninety (90) days, approved in writing by the Committee, but only if the employee’s right to reemployment is guaranteed either by a statute or by contract, and provided that, in the case of any leave of absence, the employee returns to work within 30 days after the end of such leave.

        SECTION 11.    Amendments and Termination.

        The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made (i) which would impair the rights of an optionee or participant under a Stock Option, Stock Appreciation Right, Restricted Stock, Deferred Stock or other Stock-based award theretofore granted, without the optionee’s or participant’s consent or (ii) which without the approval of the stockholders of the Company would cause the Plan to no longer comply with Rule 16b-3 under the Securities Exchange Act of 1934, Section 422 of the Code or any other regulatory requirements.

        The Committee may amend the terms of any award or option theretofore granted, prospectively or retroactively to the extent such amendment is consistent with the terms of this Plan, but no such amendment shall impair the rights of any holder without his or her consent except to the extent authorized under the Plan. Notwithstanding the foregoing, without approval of the Company’s shareholders, the Committee may not (i) amend the terms of any outstanding Stock Option to reduce the exercise price of such Stock Option or (ii) cancel any outstanding Stock Option and grant a new Stock Option with a lower price such that the effect would be the same as reducing the exercise price of the Stock Option.

        SECTION 12.    Unfunded Status of Plan.

        The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

        SECTION 13.    General Provisions.

        (a)  The Committee may require each person purchasing shares pursuant to a Stock Option under the Plan to represent to and agree with the Company in writing that the optionee or participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

        All certificates for shares of Stock delivered under the Plan pursuant to any Restricted Stock, Deferred Stock or other Stock-based awards shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

        (b) Subject to paragraph (d) below, recipients of Restricted Stock, Deferred Stock and other Stock-based awards under the Plan (other than Stock Options) are not required to make any payment or provide consideration other than the rendering of services.

        (c) Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time.

        (d) Each participant shall, no later than the date as of which any part of the value of an award first becomes includible as compensation in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant. With respect to any award under the Plan, if the terms of such award so permit, a participant may elect by written notice to the Company to satisfy part or all of the withholding tax requirements associated with the award by (i) authorizing the Company to retain from the number of shares of Stock that would otherwise be deliverable to the participant; provided however, the value of the shares retained by the Company shall not exceed the minimum federal withholding applicable to the amount of the award includible as compensation in the gross income of the participant, or (ii) delivering to the Company from shares of Stock already owned by the participant, that number of shares having an aggregate Fair Market Value equal to part or all of the tax payable by the participant under this Section 13(d). Any such election shall be in accordance with, and subject to, applicable tax and securities laws, regulations and rulings.

        (e) At the time of grant, the Committee may provide in connection with any grant made under this Plan that the shares of Stock received as a result of such grant shall be subject to a repurchase right in favor of the Company, pursuant to which the participant shall be required to offer to the Company upon termination of employment for any reason any shares that the participant acquired under the Plan, with the price being the then Fair Market Value of the Stock or, in the case of a termination for Cause, an amount equal to the cash consideration paid for the Stock, subject to such other terms and conditions as the Committee may specify at the time of grant. The Committee may, at the time of grant of an award under the Plan, provide the Company with the right to repurchase, or require forfeiture of, shares of Stock acquired pursuant to the Plan by any participant who, at any time within one year after termination of employment with the Company, directly or indirectly, competes with, or is employed by a competitor of, the Company.

        (f) The reinvestment of dividends in additional Restricted Stock (or in Deferred Stock or other types of Plan awards) at the time of any dividend payment shall only be permissible if the Committee (or the Company’s chief financial officer) certifies in writing that under Section 3 sufficient shares are available for such reinvestment (taking into account then outstanding Stock Options and other Plan awards).

        SECTION 14.    Effective Date of Plan.

        The Plan is expressly made subject to the approval by the shareholders of the Company. If the Plan is not so approved by the shareholders on or before one year after this Plan’s adoption by the Board of Directors, this Plan shall not come into effect. The offering of the shares hereunder shall be also subject to the effecting by the Company of any registration or qualification of the shares under any federal or state law or the obtaining of the consent or approval of any governmental regulatory body which the Company shall determine, in its sole discretion, is necessary or desirable as a condition to or in connection with, the offering or the issue or purchase of the shares covered thereby. The Company shall make every reasonable effort to effect such registration or qualification or to obtain such consent or approval.

        Adopted by the Board of Directors: March 13, 2000.
        Ratified and Approved by the Shareholders: May 3, 2000.
        Amended by the Board of Directors: June 25, 2003.
        Amendment Ratified and Approved by the Shareholders: August 27, 2003.
        Amended by the Board of Directors: June 22, 2005.

CNS, INC.

2005 ANNUAL MEETING OF STOCKHOLDERS

August 30, 2005
11:00 a.m., local time

CNS, Inc.
7615 Smetana Lane
Eden Prairie, Minnesota

CNS, Inc. 7615 Smetana Lane, Eden Prairie, MN	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on August 30, 2005

The undersigned hereby appoints Daniel E. Cohen and Patrick Delaney, or any of them, with power of substitution to each, as attorneys and proxies, and hereby authorizes them to represent the undersigned at the Annual Meeting of Stockholders of CNS, Inc. to be held at the Company’s headquarters, 7615 Smetana Lane, Eden Prairie, Minnesota, on Tuesday, August 30, 2005 at 11:00 a.m. Eden Prairie, Minnesota time, and at any adjournment(s) or postponement(s) thereof, and to vote, as designated on the reverse side, all shares of Common Stock of CNS, Inc. held of record by the undersigned on July 5, 2005 and which the undersigned would be entitled to vote at such Annual Meeting, hereby revoking all former proxies.

This proxy, if properly executed, will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy will be voted FOR each nominee named in Proposal 1 and FOR both Proposal 2 and Proposal 3. Please sign, date and detach below and return this proxy form using the envelope provided.

See reverse side for voting instructions.

\/    Please detach here    \/

The Board of Directors Recommends a Vote FOR each nominee and each proposal.

1.	Election of directors:	01 Daniel E. Cohen 02 Karen T. Beckwith 03 Patrick Delaney	04 Andrew J. Greenshields 05 H. Robert Hawthorne 06 Marti Morfitt	07 Richard Perkins 08 Morris J. Siegel	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Approval of amendments to the CNS, Inc. 2000 Stock Option Plan as described in the attached proxy statement, including an amendment to increase the number of shares authorized for issuance by 1,200,000.	☐ For ☐ Against ☐ Abstain

3.	Approval of appointment of KPMG LLP as independent auditors.	☐ For ☐ Against ☐ Abstain

4.	To act upon such other matters as may properly be presented at the meeting or any adjournment(s) or postponement(s) thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDERS. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR EACH NOMINEE AND FOR EACH PROPOSAL.

Address Change? Mark Box ☐ I plan to attend the meeting ☐ Indicate changes below:	Date ____________________________________, 2005

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.